SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Guaranty Financial Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	6035	74-2421034
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
1300 MoPac Expressway South
Austin, Texas 78746
(512) 434-1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Kenneth R. Dubuque
1300 MoPac Expressway South
Austin, Texas 78746
(512) 434-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Glen Hettinger Fulbright & Jaworski L.L.P. 2200 Ross Ave, Suite 2800 Dallas, Texas 75201 Tel: (214) 855-8000 Fax: (214) 855-8200	Edward F. Petrosky Sidley Austin LLP 787 Seventh Avenue New York, New York 10019 Tel: (212) 839-5300 Fax: (212) 839-5599
Approximate date of commencement of proposed sale to public: Not applicable.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, and accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES
     Guaranty Financial Group Inc. (the “Company”) filed a registration statement on Form S-1 (File No. 333-150558) (as amended, the “Registration Statement”) in connection with the distribution of subscription rights to its stockholders as of 5:00 p.m., New York City time, on June 18, 2008, in a rights offering. The Registration Statement registered (i) non-transferable subscription rights (the “Rights”) to purchase up to an aggregate of 29,013,539 shares of Company common stock, par value $1.00 per share, and (ii) 29,013,539 shares of Company common stock (the “Shares”) deliverable upon exercise of the Rights in the rights offering. The Registration Statement was declared effective by the Securities and Exchange Commission on June 19, 2008.
     On July 31, 2008, the Company announced that it had cancelled the Rights Offering. Pursuant to this Post-Effective Amendment No. 1 to the Registration Statement, the Company is seeking to deregister the Rights and the Shares. Although the Rights had been issued, no shares of Company common stock issuable upon exercise of the Rights have been issued. The Registration Statement is hereby amended to reflect the deregistration of the Rights and the Shares, and the Company respectfully requests deregistration of the Rights and the Shares as soon as practicable after the filing of this Post-Effective Amendment No. 1.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post Effective Amendment No. 1 to the Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized on August 1, 2008.

Guaranty Financial Group Inc.
By:	/s/ Scott A. Almy
Scott A. Almy
Executive Vice President, General Counsel and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date or dates indicated:

Signature	Title	Date

/s/ Kenneth R. Dubuque*	Director, President and Chief	August 1, 2008
Executive Officer (Principal
Kenneth R. Dubuque	Executive Officer)

/s/ Ronald D. Murff*	Senior Executive Vice President,	August 1, 2008
Chief Financial Officer (Principal
Ronald D. Murff	Financial Officer)

/s/ Craig E. Gifford*	Executive Vice President (Principal	August 1, 2008
Craig E. Gifford	Accounting Officer)

/s/ Kenneth M. Jastrow, II*	Director, Chairman of the Board	August 1, 2008
Kenneth M. Jastrow, II

/s/ David W. Biegler*	Director	August 1, 2008
David W. Biegler

/s/ Larry R. Faulkner*	Director	August 1, 2008
Larry R. Faulkner

/s/ Robert V. Kavanaugh*	Director	August 1, 2008
Robert V. Kavanaugh

Signature	Title	Date

/s/ Leigh M. McAlister*	Director	August 1, 2008
Leigh M. McAlister

/s/ Edward R. (“Ted”) McPherson*	Director	August 1, 2008
Edward R. (“Ted”) McPherson

/s/ Robert D. McTeer*	Director	August 1, 2008
Robert D. McTeer

/s/ Raul R. Romero*	Director	August 1, 2008
RaRaul R. Romero

/s/ John T. Stuart*	Director	August 1, 2008
J John T. Stuart

/s/ Larry E. Temple*	Director	August 1, 2008
Larry E. Temple

/s/ Billy D. Walker*	Director	August 1, 2008
B Billy D. Walker

/s/ Robert B. Rowling*	Director	August 1, 2008
Robert B. Rowling

*By: Scott A. Almy
Attorney-in-Fact